                                                                    Exhibit 4(A)
================================================================================


                          SIERRA PACIFIC POWER COMPANY

                                       TO

                              THE BANK OF NEW YORK
                                     Trustee


                                   ----------



                          SECOND SUPPLEMENTAL INDENTURE


                          Dated as of October 30, 2006


                                   ----------

     SUPPLEMENTING AND AMENDING THE GENERAL AND REFUNDING MORTGAGE INDENTURE
                             DATED AS OF MAY 1, 2001

         THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A PUBLIC UTILITY

           THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS


THIS INSTRUMENT IS BEING FILED IN THE STATE OF NEVADA PURSUANT TO NEVADA REVISED
              STATUTES CHAPTER 105 AND IN THE STATE OF CALIFORNIA.


================================================================================

         SECOND SUPPLEMENTAL INDENTURE, dated as of October 30, 2006 (herein called the "SECOND SUPPLEMENTAL INDENTURE"), between SIERRA PACIFIC POWER COMPANY, a corporation duly organized and existing under the laws of the State of Nevada (herein called the "COMPANY"), having its principal office at 6100 Neil Road, Reno, Nevada 89520-0040, and THE BANK OF NEW YORK, a New York banking corporation duly organized and existing under the laws of the State of New York, as trustee (herein called the "TRUSTEE") the office of the Trustee at which on the date hereof its corporate trust business is principally administered being 101 Barclay Street, New York, New York 10286.

         Each capitalized term that is used herein and not otherwise defined herein and which is defined in the Original Indenture referred to hereinafter shall have the meaning specified in the Original Indenture.

                                    RECITALS
         WHEREAS, the Company has heretofore executed and delivered to the Trustee a General and Refunding Mortgage, dated as of May 1, 2001 (the "Original Indenture"), providing for the issuance by the Company from time to time of its bonds, notes or other evidence of indebtedness to be issued in one or more series (in the Indenture and herein called the "Securities") and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities; and

         WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture, dated as of May 1, 2001; and

         WHEREAS, Section 14.01 of the Original Indenture provides, among other things, that, without the consent of any Holders, the Company and the Trustee may enter into indentures supplemental to the Indenture, for the purposes, among others, of (a) subjecting to the Lien of the Indenture additional properties of the Company, (b) correcting any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture, and (c) making additions or changes to the provisions under the Indenture which additions and changes shall not adversely affect the interests of the Holders of any Outstanding Securities or Tranche in any material respect; and

         WHEREAS, the Company has executed this Second Supplemental Indenture and has requested the Trustee to join in this Second Supplemental Indenture for the purpose of (a) subjecting to the Lien of the Indenture additional properties of the Company located in the State of California, and (b) correcting defects in Sections 1.01, 1.02(a) and 4.03(a) of the Original Indenture; and

         WHEREAS, all things necessary to make this Second Supplemental Indenture a valid, binding and legal agreement of the Company have been done, and all conditions necessary to authorize the execution, delivery and recording of this Second Supplemental Indenture have been complied with or have been done or performed;

                            PART I: GRANTING CLAUSES

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the

Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities now and hereafter from time to time Outstanding and the performance of the covenants therein and contained in the Indenture and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee and to The Bank of New York Trust Company, N.A., a national banking association organized and existing under the laws of the United States of America, as co-trustee under the Indenture (the "Co-Trustee), appointed as such pursuant to the Instrument of Appointment and Acceptance hereinafter referred to, and grants to the Trustee and the Co-Trustee, as joint tenants and not tenants in common, a security interest in the following (subject, however, to the terms and conditions set forth in the Indenture and the Instrument of Appointment and Acceptance hereinafter referred to):

                              GRANTING CLAUSE FIRST

         All right, title and interest of the Company, as of the date of the execution and delivery of this Second Supplemental Indenture, in and to all property, real, personal and mixed, located in the State of California (other than Excepted Property), including without limitation all right, title and interest of the Company in and to the following property so located (other than Excepted Property): (a) all real property owned in fee, easements and other interests in real property which are specifically described or referred to in Exhibit A attached hereto and incorporated herein by this reference; (b) all licenses, permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights or interests relating to the occupancy or use of real property, including without limitation all of the same which are specifically described or referred to in Exhibit B attached hereto and incorporated herein by this reference; (c) all facilities, machinery, equipment and fixtures for the generation, transmission and distribution of electric energy including, but not limited to, all plants, powerhouses, dams, diversion works, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities, switchyards, towers, substations, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators and all other property used or to be used for any or all of such purposes; (d) all facilities, machinery, equipment and fixtures for the transmission, storage and distribution of gas including, but not limited to, gas works, stations and substations, transmission pipelines, storage facilities, holders, tanks, retorts, purifiers, odorizers, scrubbers, compressors, valves, regulators, pumps, mains, pipes, service pipes, conduits, ducts, fittings and connections, services, meters and any and all other property used or to be used for any or all of such purposes; (e) all buildings, offices, warehouses, structures or improvements in addition to those referred to or otherwise included in clauses (a), (c) and (d) above; (f) all computers, data processing, data storage, data transmission and/or telecommunications facilities, equipment and apparatus necessary for the operation or maintenance of any facilities, machinery, equipment or fixtures described or referred to in clauses
         (c) or (d) above; and (g) all of the foregoing property in the process of construction;

                             GRANTING CLAUSE SECOND

         Subject to the applicable exceptions permitted by Section 8.09(c),
         Section 13.03 and Section 13.05 of the Original Indenture, all right, title and interest of the Company in all property, real, personal and mixed, located in the State of California (other than Excepted Property) which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Second Supplemental Indenture, shall be as fully embraced within and subjected to the Lien of the Indenture as if such property were owned by the Company as of the date of the execution and delivery of this Second Supplemental Indenture; and

                              GRANTING CLAUSE THIRD

         All tenements, hereditaments, servitudes and appurtenances belonging or in any wise appertaining to the aforesaid property, with the reversions and remainders thereof;

                               PROPERTIES EXCEPTED

         There are, however, expressly excepted and excluded from the Lien of the Indenture (a) all property of the character excepted or excluded or intended to be excepted or excluded under the definition of "Excepted Property" in the Original Indenture, subject to the proviso at the end of the "Excepted Property" clause in the Original Indenture, and (b) all property set forth in Exhibit D attached hereto.

         TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee and the Co-Trustee, their successors in trust and their assigns forever;

         SUBJECT, HOWEVER, to (a) Liens existing at the date of the execution and delivery of this Second Supplemental Indenture, (including, but not limited to, the Lien of the SPPC 1940 Mortgage, as defined below), (b) as to property acquired by the Company after the date of the execution and delivery of this Second Supplemental Indenture, Liens existing or placed thereon at the time of the acquisition thereof (including, but not limited to, Purchase Money Liens),
(c) Permitted Liens and all other Liens permitted to exist under Section 6.06 of the Indenture; and

         SUBJECT, FURTHER, to the condition that, with respect to any property which is now or hereafter becomes subject to the Lien of the SPPC 1940 Mortgage, the Lien of this Second Supplemental Indenture shall at all times be junior, subject and subordinate to the Lien of the SPPC 1940 Mortgage;

         IN TRUST, NEVERTHELESS, for the equal and ratable benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security; and

         PROVIDED, HOWEVER, that the right, title and interest of the Trustee and the Co-Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in,
Article IX or Article XIV of the Indenture, and if, thereafter, the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the

Holders thereof, or shall have been paid to the Company pursuant to
Section 6.03 of the Indenture, then and in that case the Indenture shall terminate, and the Trustee and, to the extent necessary, the Co-Trustee, shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise the Indenture and the estate and rights hereby granted, shall be and remain in full force and effect.

                      PART II: AMENDMENTS TO THE INDENTURE

         The Original Indenture is hereby amended, as permitted by Section 14.01(j) of the Original Indenture, as follows:

         Section 2.01 Amendments to General Definitions.

                   (a)       The definition of "EXPERT'S CERTIFICATE" in
         Section 1.01 of the Original Indenture is hereby amended by deleting the reference to Section "4.03" therein and inserting a reference to Section "4.02" in its place and by deleting the reference to Section "7.07" therein.

                   (b)       The definition of "SPPC 1940 MORTGAGE" in
         Section 1.01 of the Original Indenture is hereby amended by deleting it in its entirety and replacing it with the following:

                             "SPPC 1940 Mortgage" means the Indenture of
                   Mortgage, dated as of December 1, 1940, from Sierra Pacific Power Company (the Company, successor) to The New England Trust Company (U.S. Bank National Association, successor) and Leo W. Huegle (Gerald R. Wheeler, successor), trustees, as heretofore and hereafter amended and supplemented.

         Section 2.02 Amendment to Funded Property Definition. Clause (a) of
Section 1.02 of the Original Indenture is hereby amended by deleting it in its entirety and inserting the following new clause (a) in its place:

                   "(a)      all Property Additions to the extent that the same
         shall have been designated in the Initial Expert's Certificate to be deemed to be Funded Property;"

         Section 2.03 Amendment to Issuance of Securities on the Basis of Retired Securities. Clause (a) of Section 4.03 of the Original Indenture is hereby amended by deleting the words "Subject to the provisions of subsection (c) of this Section," located at the beginning of such clause.

                       PART III: MISCELLANEOUS PROVISIONS

         Section 3.01 The Company and the Trustee, acting pursuant to the provisions of Section 11.14 of the Indenture, do hereby appoint said The Bank of New York Trust Company, N.A., as co-trustee under the Indenture with respect to Mortgaged Property located in the State of California and the Lien granted by this Second Supplemental Indenture, such appointment acknowledged by and subject to the terms of the Instrument of Appointment and Acceptance executed by the Company, the Trustee and the Co-Trustee, dated as of the date of this Second Supplemental Indenture, an original executed counterpart of which is attached hereto as Exhibit E.

         Section 3.02 Any moneys received by the Trustee as proceeds of any title insurance policy on Mortgaged Property (or, in the case of the Co-Trustee, any proceeds of any title insurance policy on Mortgaged Property located in the State of California) of the Company shall be subject to and treated in accordance with the provisions of Section 6.07(b) of the Indenture (other than the last paragraph thereof).

         Section 3.03 The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Second Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

         Section 3.04 Except as expressly amended and supplemented hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed. This Second Supplemental Indenture and all of its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

         Section 3.05 For purposes of clarification, as permitted by Section 14.01(j) of the Original Indenture, it is understood and acknowledged that: (a) the definition of "Excepted Property" under the Indenture includes the Excepted Property set forth in both the Original Indenture and this Second Supplemental Indenture; and (b) all property released from the Lien of the Indenture under
Article VIII of the Original Indenture shall no longer be subject to the Lien of the Indenture, until such time, if any, as such property shall have been reacquired by the Company after having been sold or otherwise disposed of by the Company.

         Section 3.06 This Second Supplemental Indenture shall be governed by and construed in accordance with, the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable and except to the extent that the law of any jurisdiction wherein any portion of the Mortgaged Property referenced herein is located shall mandatorily govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of this Second Supplemental Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property.

         Section 3.07 This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

[SEAL]                           SIERRA PACIFIC POWER COMPANY



                                 By:
                                          -----------------------------------
                                 Name:    Michael W. Yackira
                                 Title:   Executive Vice President and
                                          Chief Financial Officer



                                 THE BANK OF NEW YORK, as Trustee



                                 By:
                                          -----------------------------------
                                 Name:    Stacey B. Poindexter
                                 Title:   Assistant Vice President